Exhibit 10(d)-4

ETHAN ALLEN INTERIORS INC. HAS CLAIMED CONFIDENTIAL TREATMENT OF PORTIONS OF THIS DOCUMENT

IN ACCORDANCE WITH RULE 24-B UNDER THE SECURITIES EXCHANGE ACT OF 1934

FOURTH AMENDMENT TO

SECOND AMENDED AND RESTATED PRIVATE LABEL CONSUMER

CREDIT CARD PROGRAM AGREEMENT

This Fourth Amendment to Second Amended and Restated Private Label Consumer Credit Card Program Agreement (the “Fourth Amendment”), effective as of January 1, 2014 (“Amendment”), amends that certain Second Amendment and Restated Private Label Consumer Credit Card Program Agreement dated as of July 23, 2007 (as amended, modified, and supplemented from time to time, the “Agreement”), by and between Ethan Allen Global, Inc., a Delaware corporation (“Ethan Allen Global”) and Ethan Allen Retail, Inc., a Delaware corporation (“Ethan Allen Retail”, and together with Ethan Allen Global, “Retailer”), and GE Capital Retail Bank (“Bank”). Capitalized terms used herein and not otherwise defined have the meaning given in the Agreement.

WHEREAS, Bank and Retailer wish to amend the Agreement to extend the Term and to address certain other issues set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual promises and subject to the terms and conditions hereinafter set forth, the parties hereby agree as follows:

I. amendmentS to the agreement

1.1          Amendment to Preamble Paragraph; References to GE Money Bank. The reference to Bank’s address in the preamble paragraph is deleted and replaced with the following: 170 Election Road, Suite 125, Draper, Utah 84020-6425. In addition, every reference in the Agreement to “GE Money Bank” is hereby replaced with “GE Capital Retail Bank”.

1.2          Amendment to Section 4.1(b). Section 4.1(b) is hereby deleted in its entirety and replaced with the following:

(b)     Volume Discounts. Provided that no event has occurred that would permit Bank to terminate this Agreement pursuant to Section 9, no later than thirty (30) days after the end of each calendar quarter, beginning with the calendar quarter ending on March 31, 2014, Bank will pay to Retailer an amount (such amount, a “Volume Discount”) equal to the Net Program Sales for the applicable calendar quarter multiplied by              * . If and only if Net Program Sales for such calendar quarter are greater than or equal to              *

, Bank will pay to Retailer an additional amount (such amount an “Additional Volume Discount”) equal to the Net Program Sales for the applicable calendar quarter multiplied by             * in order that the “Total Volume Discount” (consisting of the sum of Volume Discount and Additional Volume Discount) for the calendar quarter shall be equal to the Net Program Sales for the applicable calendar quarter multiplied by               * . At the end of each calendar year, Bank will reconcile the amount of Total Volume Discount earned over the calendar year by comparing the aggregate quarterly Total Volume Discount earned to the Reconciled Volume Discount. If the Reconciled Volume Discount exceeds the aggregate Total Volume Discount earned for a given calendar year, Bank will pay Retailer the difference within thirty (30) days after the end of the calendar year. If the Net Program Sales is less than           *

 , Retailer will pay back to Bank within thirty (30) days after the end of the calendar year, all Additional Volume Discount paid by Bank to Retailer during the calendar year. “Reconciled Volume Discount” is calculated by multiplying Net Program Sales for the applicable calendar year by (i) if the calendar year Net Program Sales are equal to or greater than

* , or (ii) if calendar year Net Program Sales are less than             *

.                                                    *

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FURNISHED SEPARATELY TO THE COMMISSION

ETHAN ALLEN INTERIORS INC. HAS CLAIMED CONFIDENTIAL TREATMENT OF PORTIONS OF THIS DOCUMENT

IN ACCORDANCE WITH RULE 24-B UNDER THE SECURITIES EXCHANGE ACT OF 1934

1.3          Addition of Section 4.1(c). The following new Section 4.1(c) is hereby added to the Agreement:

(c)     Growth Volume Discounts. Provided that no event has occurred that would permit Bank to terminate this Agreement pursuant to Section 9, and so long as Net Program Sales for the immediately preceding calendar year are equal to or greater than           *

, no later than thirty (30) days after the end of each calendar quarter, beginning with the calendar quarter ending on March 31, 2014, Bank will pay to Retailer an amount equal to Net Program Sales for such calendar quarter multiplied by (i) if the Growth Rate is equal to or greater than          * but less than              * ; (ii) if the Growth Rate is equal to or greater than          * but less than                      * , (iii) if the Growth Rate is equal to or greater than            * but less than         * , or (iv) if the Growth Rate is equal to or greater than             * . For the avoidance of doubt, Bank shall have no obligation to pay Retailer any amount under this Section 4.1(c) for any calendar quarter where (x) the Net Program Sales for the immediately preceding calendar year were less than                         * ; and (y) the Growth Rate is less than               * . “Growth Rate” means the amount, expressed as a percentage, by which Net Program Sales for a calendar quarter exceeded, if at all, Net Program Sales for the same calendar quarter in the previous calendar year.”

1.4          Amendment to Section 4.4(a). Section 4.4(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

(a)     At any time during any Collateral Period, Bank may require that Retailer deliver to Bank, within fifteen (15) days of Bank’s written request, either: (i) an Eligible Letter of Credit, or (ii) substitute collateral in the form of cash and securities (the “Substitute Collateral”) which shall be held in a deposit account subject to Bank’s control in accordance with the Substitute Collateral Documentation. Retailer may, at the time it receives Bank’s written request or at any time during the Collateral Period, elect in its discretion to provide to Bank pursuant to the terms of this Section 4.4 either the Eligible Letter of Credit or the Substitute Collateral. The amount of any Eligible Letter of Credit or Substitute Collateral requested by Bank shall not exceed the Collateral Amount. “Collateral Amount” is defined as (x)          *     of the Net Program Sales for the         * months immediately preceding the date on which Bank sends a written request under this section, for a Level 1 Collateral Event, and (y)        * of the Net Program Sales for the twelve (12) months immediately preceding the date on which Bank sends a written request under this section, for a Level 2 Collateral Event. Retailer acknowledges that the Collateral Amount may be increased from time to time pursuant to Section 6.21.

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FURNISHED SEPARATELY TO THE COMMISSION

ETHAN ALLEN INTERIORS INC. HAS CLAIMED CONFIDENTIAL TREATMENT OF PORTIONS OF THIS DOCUMENT

IN ACCORDANCE WITH RULE 24-B UNDER THE SECURITIES EXCHANGE ACT OF 1934

1.5          Addition of New Section 4.5. The following new Section 4.5 is hereby added to the Agreement:

4.5. Growth Initiative Fund. Bank will allocate                * to an internal account maintained and administered by Bank (the “Growth Initiative Fund”) to fund growth initiatives mutually agreed upon by the parties. Except for the right to require Bank to make payments from such fund from time to time in accordance with any mutually agreed upon plans, Retailer will have no right, title or interest in or to the Growth Initiatives Fund or in or to any amounts which have been allocated thereto. Any amounts remaining in the Growth Initiative Fund after July 31, 2019 may be retained by Bank for its own account without obligation to account therefor to Retailer.

1.6          Amendment to Section 9.1. Section 9.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

9.1.      Program Term. This Agreement shall continue until the end of the day on July 31, 2019 (the “Term”) and shall automatically renew for additional one (1) year terms (each such period, a “Term”), unless either party shall give written notice to the other party at least six (6) months prior to the end of the scheduled expiration of such Term of its intention to terminate the Program.

1.7          Amendment to Section 9.2(g). Section 9.2(g) of the Agreement is hereby deleted in its entirety and replaced with the following:

(g)     Bank shall have the right to terminate this Agreement upon not less than ninety (90) days’ prior written notice (following the completion of the Negotiation Period (as hereinafter defined) if at any time there is a Change in Law, whether or not such change has gone into effect, and Bank reasonably determines that such change has had, or is reasonably likely to have, a material adverse effect on Bank’s ability to provide the Program or perform the transactions contemplated hereby or on Program economics, provided that Bank has first sought to engage Retailer in a good faith renegotiation of the terms of this Agreement and the parties have not agreed within ninety (90) days on modifications sufficient to prevent a material adverse effect on Bank’s rights and/or obligations under the Program or the economic benefit of the Program to Bank (the “Negotiation Period”). As used in this Section, “Change in Law” means a change in any applicable law (it being agreed that a new interpretation thereof shall also be considered a Change in Law), applicable to Bank or to the credit extended under the Program.

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FURNISHED SEPARATELY TO THE COMMISSION

ETHAN ALLEN INTERIORS INC. HAS CLAIMED CONFIDENTIAL TREATMENT OF PORTIONS OF THIS DOCUMENT

IN ACCORDANCE WITH RULE 24-B UNDER THE SECURITIES EXCHANGE ACT OF 1934

1.8          Amendment to Section 12.1(d). Section 12.1(d) of the Agreement is hereby deleted in its entirety and replaced with the following:

(d)     Any advertisements, solicitations or other promotions of the Program or of goods or services eligible for purchase under the Program conducted by any Retailer (except to the extent of any Damages for which Bank is obligated to indemnify Retailers pursuant to Section 12.3);

1.9          Addition of New Section 12.3. Existing Section 12.3 of the Agreement is hereby re-numbered as Section 12.4 and the following new Section 12.3 is hereby added to Article 12:

12.3     Advertising Indemnity. In addition to Bank’s indemnification obligations under Section 12.2, Bank agrees to indemnify, defend and hold harmless each Retailer and its affiliates, officers, directors, employees, and agents from any Damages to the extent arising out of any claim or complaint resulting solely from Retailer’s use of any Approved Template or Approved Advertisement; provided, that Bank shall have no obligation to indemnify Retailers under this Section 12.3 for such Damages to the extent that such Damages arose from or occurred because (i) any Retailer failed to use any Approved Advertisement or Approved Template in the manner directed by Bank as contemplated by Sections 13.18, or (ii) Retailer or its agent(s) did not conduct, implement or offer the corresponding promotional program.  Anything in the foregoing to the contrary notwithstanding, each Retailer shall remain responsible and liable for its compliance with all applicable laws with respect to (x) Retailer or its business, including the advertisement, solicitation or promotion of its goods or services, and (y) the content of any advertisements, solicitations or other promotions of the Program, including as set forth in any Approved Template or Approved Advertisement, in any such case, other than with respect to (I) the credit disclosure language included in any Approved Template or Approved Advertisement, or (II) any other Program-related consumer credit aspects of any Approved Template or Approved Advertisement.

1.10        Amendment to Section 13.9. The addresses to send notices to Bank are hereby updated as follows:

if to Bank:

GE Capital Retail Bank

170 Election Road, Suite 125

Draper, UT 84020-6425

with a copy to:

GE Capital Retail Finance

950 Forrer Boulevard

Kettering, OH 45420

Attn: Counsel

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FURNISHED SEPARATELY TO THE COMMISSION

ETHAN ALLEN INTERIORS INC. HAS CLAIMED CONFIDENTIAL TREATMENT OF PORTIONS OF THIS DOCUMENT

IN ACCORDANCE WITH RULE 24-B UNDER THE SECURITIES EXCHANGE ACT OF 1934

1.11        Addition of Section 13.18. The following new Section 13.18 is hereby added to the Agreement:

13.18     Compliance Obligations.

(a)           Access; Cooperation. Retailer will permit Bank, and hereby authorizes Bank, to audit and monitor the administration and promotion of the Program through anonymous requests to open or utilize credit card accounts under the Program and by other means. In addition, Retailer will permit Bank’s representatives to visit Retailer’s offices, and the relevant locations of its Third Party Vendors (as defined in Section 13.19 below), during normal business hours with reasonable advance notice and provide access to Retailer (and Third Party Vendor) records relating to the Program to Bank or Bank’s regulators to the extent such access is requested by Bank or Bank’s regulators. Retailer further agrees to cooperate with Bank to ensure ongoing security and protection of applicant and Accountholder data and to ensure that the Program complies in all respects with all applicable laws and is conducted in compliance with all fair lending laws. Retailer understands that it may not impose any surcharge on transactions made under the Program, and will not require the Cardholder to pay any part of any charge assessed by Bank to Retailer, whether through any increase in price or otherwise, or to pay any contemporaneous finance charge in connection with the transaction charged to an Account. Retailer will, and will cause its vendors, agents and subcontractors to, make changes recommended by Bank with regard to data security and compliance with all applicable laws. Bank may exchange information about Retailer with other financial institutions, credit associations, or trade associations.

(ii)           Advertising. Retailer will ensure that credit-related advertising and other disclosures or processes applicable to the Program created by Retailer comply with applicable law. Without limiting the foregoing, Retailer will use commercially reasonable efforts to follow the most current versions of advertising templates mutually agreed upon by the parties, or otherwise provided to Retailer by Bank (“Approved Templates”), and use such Bank-approved advertising, templates, and other disclosures or processes in the manner directed by Bank. Any advertisements approved by Bank under this Section will be considered “Approved Advertisements.” If Bank informs Retailer (which may be done by email) of any errors or compliance violations in Retailer’s credit-related advertising or disclosures, Retailer will use its best efforts to correct the error(s)/violation(s) as soon as possible. Retailer also acknowledges that it will be liable for any losses incurred by Bank as a result of such errors and violations attributable to Retailer, including, without limitation, the costs to remedy such errors and to respond to regulator and consumer complaints.

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FURNISHED SEPARATELY TO THE COMMISSION

ETHAN ALLEN INTERIORS INC. HAS CLAIMED CONFIDENTIAL TREATMENT OF PORTIONS OF THIS DOCUMENT

IN ACCORDANCE WITH RULE 24-B UNDER THE SECURITIES EXCHANGE ACT OF 1934

(iii)          Employee Incentives. Retailer will not implement or operate an employee incentive program that is related to the Program unless such employee incentive program meets the standards developed by Bank (as updated by Bank from time to time), which Bank will provide to Retailer in writing upon request.

(iv)          Required Disclosures. Retailer will provide all required disclosures and materials for credit applications and purchases as directed by Bank.

(v)           Prohibition on Illegal Gambling. Retailer will not permit any Card issued under this Agreement to be used to place, receive, or otherwise knowingly transmit a bet or wager by any means which involves the use, at least in part, of the internet where such bet or wager is unlawful under any applicable Federal or State law in the State or Tribal lands in which the bet or wager is initiated, received, or otherwise made.

1.12        Addition of Section 13.19. The following new Section 13.19 is hereby added to the Agreement:

13.19     Third Party Vendors. Retailer acknowledges and agrees that the following terms and conditions will apply with respect to any third party vendor or contractor Retailer engages in any capacity in connection with its rights or obligations hereunder if such third party would receive or have access to any non-public personal information about any Cardholder or applicant, including, but not limited to, through Retailer’ website or call-center (each such third party is referred to herein as a “Third Party Vendor”):

(a) prior to engaging any Third Party Vendor, Retailer will (i) notify Bank of its intention to engage such Third Party Vendor, (ii) ensure that such Third Party Vendor has sufficient controls in place to comply with clauses (c) and (d) below, and (iii) ensure that the employees of such Third Party Vendor who will be responsible for fulfilling Retailer’s obligations under the Program have been trained sufficiently so as to be able to properly fulfill Retailer’s responsibilities hereunder;

(b) for each Third Party Vendor authorized to process Credit Card transactions through Retailer’s website, the terms and conditions of this Agreement, including those applicable to settlement, chargeback rights and indemnities, will apply to all transactions in which such Third Party Vendor processes any Credit Card transaction or otherwise participates in the Program on behalf of Retailer and Retailer will have the same responsibility and liability under this Agreement with respect to such transactions and participation as if Retailer had accepted the Account and sold the merchandise and/or services;

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FURNISHED SEPARATELY TO THE COMMISSION

ETHAN ALLEN INTERIORS INC. HAS CLAIMED CONFIDENTIAL TREATMENT OF PORTIONS OF THIS DOCUMENT

IN ACCORDANCE WITH RULE 24-B UNDER THE SECURITIES EXCHANGE ACT OF 1934

(c) without limiting the preceding clause (b), Retailer will be responsible for each Third Party Vendor’s compliance with the provisions of Sections 13.5(a) and 13.5(b) notwithstanding that Bank, and not Retailer, may have provided the applicable Cardholder Information to such Third Party Vendor;

(d) the provisions of Section 13.5(d) will apply to the Third Party Vendor and any breach of its systems, and Retailer will be responsible for satisfying the obligations of the “Affected Party” in any case in which there has been any actual or threatened breach of such Third Party Vendor’s systems;

(e) as between Bank and the Third Party Vendor, Bank is and will remain the sole and exclusive owner of all right, title and interest in and to all Cardholder Information;

(f) to the extent the Third Party Vendor has access to Cardholder Information in connection with the processing of Credit Card transactions, including through Retailer’s website, it will only use such Cardholder Information for the limited purpose of processing Credit Card transactions, and will not, without the express written consent of Bank, in each instance, commingle any Cardholder Information with any other data or information; and

(g) Bank may terminate the functionality of the Credit Cards through any medium operated by a Third Party Vendor at any time upon notice to Retailer if Bank determines that (x) such Third Party Vendor is failing to comply in all material respects with (1) the terms of the Agreement, as applicable to it through this Section 13.19, or (2) applicable law, or (y) allowing the Third Party Vendor to continue to receive or have access to Cardholder Information, including in connection with processing Credit Card transactions, is likely to result in reputational or business harm to Bank.

1.13        Addition of Section 13.20. A new Section 13.20 is hereby added to the Agreement as follows:

13.20     Internet Transactions.

(a)     Internet Applications. During the Term, Retailer and Bank may mutually agree to accept applications that are submitted to Bank via a link that is placed on Retailer’s website (“Internet Applications”). If the parties agree to permit Internet Applications, Retailer will maintain an advertisement on its website encouraging Retailer’s customers to open an Account. The advertisement will contain an imbedded link to a webpage hosted by Bank or Bank’s agent (the “Bank Webpage”) containing an on-line application. The link contained in such advertisement will link directly to Bank’s specified webpage with no intermediate links. Prior to Retailer adding the advertisement to its website, Retailer will obtain Bank’s prior written consent on the design of the advertisement, such consent not to be unreasonably withheld. In no event may the advertisement be placed in close proximity to a competing finance offer. Retailer acknowledges that, except as allowed by this Section, it is prohibited from collecting application information via its website or through any other electronic channel.

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FURNISHED SEPARATELY TO THE COMMISSION

ETHAN ALLEN INTERIORS INC. HAS CLAIMED CONFIDENTIAL TREATMENT OF PORTIONS OF THIS DOCUMENT

IN ACCORDANCE WITH RULE 24-B UNDER THE SECURITIES EXCHANGE ACT OF 1934

(b)     Internet Purchases/Promotional Disclosures. During the Term, Retailer and Bank may mutually agree to accept purchases transacted through the Retailer Website (“Internet Purchases”). If Retailer and Bank agree to allow Internet Purchases, Retailer will process all Internet Purchases in accordance with the terms of this Agreement, the Operating Procedures, and any other written guidance provided by Bank to Retailer. Without limiting the foregoing, Retailer will cause all authorizations processed through the internet and all Internet Purchases to be separately tagged with a unique store of sale number. Retailer will also develop, maintain and operate its website so that all Internet Purchases processed through the website will be transmitted and accepted on a secure basis which ensures, among other things, that such information cannot be altered, viewed or captured by an unauthorized party. In the case of any purchase by an Cardholder made through the internet, Retailer will be responsible for (i) providing the credit promotion disclosures (the “Promotional Disclosures”) applicable to any purchase (whether the purchase is to be made at the time of an Cardholder’s application for credit or otherwise), (ii) establishing whether the Cardholder is willing to consent to the receipt of the Promotional Disclosures electronically (“E-Consent”), and, if so, obtaining a recordable record of the consent, (iii) obtaining such Cardholder’s consent to the terms set forth in the Promotional Disclosures (“Promotional Terms Consent”), and (iv) retaining the evidence of the E-Consent and Promotional Terms Consent for at least twenty-five (25) months and thereafter continuously unless after retaining such evidence for the twenty-five (25) month period Retailer offers to send such evidence to Bank and Bank authorizes Retailer to destroy them instead. Notwithstanding the foregoing, if Retailer uses E-Sign Consent and Promotional Terms Consent processes that are hosted by Bank, Retailer (x) will not be responsible for providing the Promotional Disclosures and E-Consent, and obtaining the Cardholder’s consent to the E-Consent, so long as Retailer links the Cardholder the Bank hosted pages; and (y) will not be required to retain the evidence of E-Consent and Promotional Terms Consent, as applicable, required by paragraph (iv) of this Section. The form, content, and placement of Promotional Disclosures and E-Consent language will be subject to the reasonable approval of Bank.

(c)     Termination of Internet Function. Retailer and Bank will each have the right upon not less than fifteen (15) days written notice to the other party, to discontinue submitting, accepting or processing Internet Applications and/or Internet Purchases, as applicable; provided that Bank may suspend the acceptance of Internet Application and/or Internet Purchases immediately if Retailer breaches this Agreement, if the suspension is required by applicable law, or if Bank decides to suspend the acceptance of Internet Application and/or Internet Purchases for risk or safety and soundness reasons.

(d)     Copies of Screen Shots. Before and after any changes to the application or internet promotional purchase processes, Retailer will either (i) create a record of all screen shots related to the online application and promotional purchase processes (“Credit-Related Screen Shots”) or (ii) give Bank reasonable advance notice and cooperation so that Bank can create a record of the Credit-Related Screen Shots. The record will include copies of any E-Consent disclosures, credit decision communications, promotional disclosures, and receipts of promotions offered and obtained. To the extent that Retailer creates any Credit-Related Screen Shots, Retailer will maintain records of the Credit-Related Screen Shots for at least 25 months and provide copies to Bank upon request by Bank.

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FURNISHED SEPARATELY TO THE COMMISSION

ETHAN ALLEN INTERIORS INC. HAS CLAIMED CONFIDENTIAL TREATMENT OF PORTIONS OF THIS DOCUMENT

IN ACCORDANCE WITH RULE 24-B UNDER THE SECURITIES EXCHANGE ACT OF 1934

(e)     Upgraded Process. From time to time, Bank may develop one or more upgraded processes related to Internet transactions, including, without limitation, the acceptance of Internet Applications, delivery of the content of Promotional Disclosures to Retailer, and/or the settlement of Internet Purchases (each, an “Upgraded Process”). Retailer will use commercially reasonable efforts to implement any Upgraded Process within 90 days from the date of notice from Bank (which may be made by email) of an Upgraded Process.

(f)     Remedies. Subject to subsection (c), if Bank informs Retailer (which may be done in by email) of any errors in the online application and/or promotional purchase processes, including, without limitation, inaccurate disclosures on receipts, Retailer will correct the error(s) within 24 hours. After notice to Retailer (which may be done in by email), Bank will have the right to disable any online application links, or Retailer’s ability to offer credit promotions for online transaction, immediately upon becoming aware of any errors in the online application and/or promotional purchase process, as applicable.

1.14        Amendment to Definitions. The following definitions in Appendix A of the Agreement are hereby amended and replaced in their entirety:

“Credit Review Point” means                              * or such other higher amount as Bank, in its sole discretion, may from time to time specify to Retailer in writing.

“Delivery Obligations” means, as of any date, any amounts owed by Retailer to Bank under this Agreement, including without limitation, any amounts owing under Sections 6.22(h), 7.1(e), 7.1(f), and 12.

“Level 1 Collateral Event” means Ethan Allen Interior Inc.’s failure to maintain, as of the end of each fiscal quarter of Ethan Allen Interiors Inc., (i) Tangible Net Worth of at least                 * or (ii) Working Capital of at least                     * .

“Remediation Period” means a two (2) successive full calendar quarter period beginning after the occurrence of either a Level 1 Collateral Event or a Level 2 Collateral Event throughout which Ethan Allen Interior Inc.’s (i) Tangible Net Worth exceeds                   * and (ii) Working Capital exceeds                       * . Notwithstanding the foregoing, the parties may mutually agree that a Remediation Period has been completed.

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FURNISHED SEPARATELY TO THE COMMISSION

ETHAN ALLEN INTERIORS INC. HAS CLAIMED CONFIDENTIAL TREATMENT OF PORTIONS OF THIS DOCUMENT

IN ACCORDANCE WITH RULE 24-B UNDER THE SECURITIES EXCHANGE ACT OF 1934

1.15        Amendment to Schedule 3.5. Schedule 3.5 is hereby amended by adding the following new Section IV:

IV. Special Test of Twelve Month Equal Pay No Interest Promotion. For calendar year 2014 only (with a trailing period for residual deliveries of products to Cardholders to and including March 31, 2015 for sales made by Retailer to Cardholders during calendar year 2014), Bank will make available its 12 Month Equal Pay No Interest credit promotion with a Program Percentage Fee of      * . Retailer acknowledges that this promotion may not be used on more than     * of Net Program Sales in any given month. To the extent that the promotion is used on Net Program Sales in excess of * , the Net Program Sales in excess of     * will be assessed a Program Percentage Fee of     * .

II. GENERAL

2.1          Successful Completion of Remediation Period. Based on the revision to the definition of Level 1 Collateral Event, the parties agree that a Remediation Period has been completed effective as of January 1, 2014. Accordingly, within thirty (30) days after the execution of this Amendment, Bank will take commercially reasonable steps to surrender, and Retailer will use commercially reasonable efforts to cooperate with the surrender of, to Retailer the Substitute Collateral that is currently under the control of Bank. Notwithstanding the foregoing, the parties acknowledge that if a Level 1 Collateral Event or a Level 2 Collateral Event occurs again, the provisions of Section 4.4 of the Agreement will again apply.

2.2          Authority for Amendment. The execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of Retailer and Bank and upon execution by all parties, will constitute a legal, binding obligation thereof.

2.3          Effect of Amendment. Except as specifically amended hereby, the Agreement, and all terms contained therein, remains in full force and effect. In the case of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control. The Agreement, as amended by this Amendment, constitutes the entire understanding of the parties with respect to the subject matter hereof.

2.4          Binding Effect; Severability. Each reference herein to a party hereto shall be deemed to include its successors and assigns, all of whom shall be bound by this Amendment and in whose favor the provisions of this Amendment shall inure. In case any one or more of the provisions contained in this Amendment shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

2.5          Further Assurances. The parties hereto agree to execute such other documents and instruments and to do such other and further things as may be necessary or desirable for the execution and implementation of this amendment and the consummation of the transactions contemplated hereby and thereby.

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FURNISHED SEPARATELY TO THE COMMISSION

ETHAN ALLEN INTERIORS INC. HAS CLAIMED CONFIDENTIAL TREATMENT OF PORTIONS OF THIS DOCUMENT

IN ACCORDANCE WITH RULE 24-B UNDER THE SECURITIES EXCHANGE ACT OF 1934

2.6           Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

2.7           Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.

IN WITNESS WHEREOF, Bank and Retailer have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

RETAILER: ETHAN ALLEN GLOBAL, INC. By: /s/ M. Farooq Kathwari Name: M. Farooq Kathwari Title: President & Chief Executive Officer	BANK: GE CAPITAL RETAIL BANK By: /s/ Anthony Foster Name: Anthony Foster Title: Senior Vice President
ETHAN ALLEN RETAIL, INC. By: /s/ M. Farooq Kathwari Name: M. Farooq Kathwari Title: President & Chief Executive Officer

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FURNISHED SEPARATELY TO THE COMMISSION